UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Mural Oncology plc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee previously paid with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Commencing October 6, 2025, the following script will be used in discussions with shareholders of Mural Oncology plc by MacKenzie Partners, Inc., Mural Oncology plc’s proxy solicitor in connection with the Scheme Meeting and the Extraordinary General Meeting to be held on October 24, 2025.

MURAL ONCOLOGY PLC, CALL SCRIPT

Introduction:

Good (afternoon/evening) this is [caller’s name], I am calling from MacKenzie Partners on behalf of Mural Oncology plc regarding [shareholder’s name] investment in Mural Oncology plc. MacKenzie Partners is acting as proxy solicitor for the Company’s upcoming Scheme Meeting and Extraordinary General Meeting, which are scheduled for October 24, 2025. Is this a convenient time to call?

If the shareholder is not available:

When would be a good time for us to reach him/her?

We will call back then. Thank you, good-bye.

If shareholder answers the phone:

Thank you for taking my call; I’m calling to confirm that you’ve received the proxy statement and voting instruction forms related to the Scheme Meeting and Extraordinary General Meeting and to inquire if you have any questions.

If shareholder has not yet received the proxy materials:

We will call back in [state number of days], hopefully you will have received the materials at that time. Thank you for taking the time to speak today. Goodbye.

If shareholder has questions:

[Caller will refer to the Q&A section (please see the end of this document) from the proxy statement to answer any question(s) posed by the shareholder. If the shareholder has a question that is not covered by the Q&A, the caller will inform the shareholder they cannot offer a response but will pass along the question to the Company and, if appropriate, the Company will revert.]

If no questions or the caller has answered all questions posed by the shareholder:

Thank you. Do you need any assistance in voting your shares? If so, I can accept your voting instructions over the phone.

If the shareholder requests the caller process the shareholder’s vote instructions:

I will now record our call if I have your permission to do so. [caller will pause for shareholder’s permission to record the call]

If the shareholder agrees to have the call recorded:

I will now read the proposals from the voting instruction form for each meeting that you are requested to vote upon. I will pause after each proposal for you to provide me your voting response.

[caller reads each proposal for each of the two meetings, pausing to allow the shareholder to provide their response]

Thank you for taking the time to speak with me today. Have a good [day/evening].

If the shareholder does not agree to have the call recorded:

Thank you for taking the time to speak with me today. On behalf of Mural Oncology, you are urged to submit your vote instructions ahead of the deadline. Have a good (day/evening).

Questions & Answers

Q:	Why did I receive the proxy statement?

A:

You, as a Mural Shareholder, received the proxy statement because Mural, XOMA Royalty Corporation and XRA 5 Corp entered into the Transaction Agreement on August 20, 2025, pursuant to which, on the terms and subject to the conditions set forth therein, XRA 5 Corp has agreed to acquire the entire issued and to be issued share capital of Mural, which Acquisition shall be implemented by means of the Scheme to be undertaken by Mural under Chapter 1 of Part 9 of the Companies Act 2014.

The Mural Board has convened the Scheme Meeting to be held at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland at 10:30 a.m. Irish local time on October 24, 2025 in order to obtain shareholder approval of the Scheme of Arrangement. At 10:45 a.m. Irish local time on October 24, 2025, or, if the Scheme Meeting has not concluded by 10:45 a.m. Irish local time, as soon as possible after the conclusion of the Scheme Meeting (or any adjournment thereof), Mural will hold the EGM in order to obtain shareholder approval of the Required EGM Resolutions and the EGM Adjournment Resolution.

It will not be possible to complete the Acquisition unless the requisite Mural Shareholder approvals are obtained at each special meeting.

The proxy statement includes important information about the Acquisition, the Transaction Agreement (a copy of which is attached as Annex A to the proxy statement) and the Conditions (a copy of which is attached as Annex B to the proxy statement) and the special meetings. You should read this information carefully and in its entirety. If you are a Mural Shareholder of record, the voting materials allow you to vote your Mural Shares without attending each or either special meeting in person by granting a proxy or voting your shares by mail, telephone or over the Internet. If you hold your Mural Shares through a bank, broker or other nominee (in “street name”), you should follow the instructions provided by your bank, broker or other nominee in order to instruct them how to vote such shares.

Q:	When and where will each special meeting be held?

A:

The Scheme Meeting will be held at the offices of Arthur Cox LLP at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, on October 24, 2025, at 10:30 a.m. Irish local time (or any adjournment thereof).

The EGM will be held at the offices of Arthur Cox at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland, on October 24, 2025, at 10:45 a.m. Irish local time or, if the Scheme Meeting has not concluded by 10:45 a.m. Irish local time, as soon as possible after the conclusion of the Scheme Meeting (or any adjournment thereof).

Q:	What will the Mural Shareholders and holders of Mural equity awards receive as consideration in the Acquisition?

A:

Under the terms of the Acquisition and subject to certain conditions, at Completion, each Mural Shareholder (i) will receive a base cash price of $2.035 per share as the Base Price Per Share and (ii) may receive an additional cash amount per share of up to $0.205 as the Additional Price Per Share, which would be calculated on the basis of the amount by which the Closing Net Cash on the Closing Net Cash Calculation Date exceeds the Estimated Closing Net Cash, which is referred to as the Excess Cash.

The Base Price Per Share has been calculated on the basis of Mural having approximately $36.2 million in Closing Net Cash, as of the Estimated Closing Net Cash Calculation Date, and will be payable to Mural Shareholders on the Completion regardless of the actual amount of the Closing Net Cash. The Additional Price Per Share is intended to return any Excess Cash to Mural Shareholders. As a result, the Additional Price Per Share will only be payable to Mural Shareholders on the Completion if the Closing Net Cash on the Closing Net Cash Calculation Date exceeds the Estimated Closing Net Cash. There is no certainty that the Closing Net Cash on the Closing Net Cash Calculation Date will exceed the Estimated Closing Net Cash and, if the Closing Net Cash on the Closing Net Cash Calculation Date does not exceed the Estimated Closing Net Cash, the amount of the Additional Price Per Share will be zero and each Mural Shareholder will receive only the Base Price Per Share. It is expected that confirmation of the Additional Price Per Share will be communicated to Mural Shareholders by separate announcement prior to the date of the hearing by the Irish High Court of the application to sanction the Scheme.

The Additional Price Per Share is subject to a cap of a maximum amount of $0.205 per share and cannot be a negative amount. The minimum Scheme Consideration payable to the Mural Shareholders following the Completion is $2.035 per share and the maximum Scheme Consideration payable to the Mural Shareholders following the Completion is $2.24 per share.

Each Mural Option that is outstanding as of immediately prior to the Completion (whether or not vested) shall, as of the Completion, be automatically cancelled and converted into the right to receive an amount equal to the Scheme Consideration for each Mural Share underlying the Mural Option minus the exercise price per Mural Share for such option. Any Mural Options that have an exercise price per Mural Share that is equal to or greater than the Scheme Consideration shall be cancelled and shall cease to be outstanding as of the Completion, and no Scheme Consideration shall be delivered in exchange for such options. Each Mural RSU that is outstanding as of immediately prior to the Completion (whether or not vested) shall, as of the Completion, be automatically cancelled and converted into the right to receive an amount equal to the Scheme Consideration.

Q:	What proposals are being voted on at each of the special meetings and what shareholder vote is required to approve those proposals?

A:	Scheme Meeting

Mural Shareholders are being asked to vote on a proposal to approve the Scheme at both the Scheme Meeting and the EGM. The vote required for such proposal is different at each of the special meetings. As set out in full under the section of the proxy statement entitled “Part 2—Explanatory Statement—Consents and Special Meetings” in order for the Scheme Meeting Resolution to pass, it requires approval at the Scheme Meeting by a majority in number of the Scheme Shareholders (as defined in “Part 3—The Scheme of Arrangement”) at the Voting Record Time, present and voting, either in person or by proxy, representing at least seventy-five percent (75%) in value of the Scheme Shares voted at such meeting, either in person or by proxy. The Scheme Meeting Adjournment Resolution requires the approval of at least a majority of the votes cast by the Mural Shareholders at the Voting Record Time present and voting in person or by proxy at the Scheme Meeting.

Because the vote required to approve the Scheme Meeting Resolution is based on votes properly cast at the meeting, and because abstentions and broker non-votes are not considered votes properly cast, abstentions and broker non-votes, along with failures to vote, will have no effect on such proposal.

The Acquisition is conditioned on approval of the Scheme Meeting Resolution at the Scheme Meeting.

EGM

Set forth below is a table summarizing certain information with respect to the resolutions to be voted on at the EGM:

EGM Resolution	Resolution	Ordinary or Special Resolution?	Acquisition Conditioned on Approval of Resolution?
1	Scheme Approval Resolution: To approve the Scheme of Arrangement and authorize the directors of Mural to take all such actions as they consider necessary or appropriate for carrying the Scheme of Arrangement into effect.	Ordinary	Yes

EGM Resolution	Resolution	Ordinary or Special Resolution?	Acquisition Conditioned on Approval of Resolution?
2	Articles of Association Amendment Resolution: To amend the Articles of Association of Mural so that any Mural Shares that are issued on or after the Voting Record Time to persons other than XRA 5 Corp or its nominees will either be subject to the terms of the Scheme or will be immediately and automatically acquired by XRA 5 Corp and/or its nominee(s) for the Scheme Consideration.	Special	Yes

3	EGM Adjournment Resolution: To approve any motion by the Chair to adjourn the EGM, or any adjournments thereof, to another time and place if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the EGM to approve the Scheme Approval Resolution and/or the Articles of Association Amendment Resolution.	Ordinary

At the EGM, the requisite approval of each of the resolutions depends on whether it is (i) an “ordinary resolution” (the Scheme Approval Resolution, and the EGM Adjournment Resolution), which requires the approval of at least a majority of the votes cast by the Mural Shareholders at the Voting Record Time present and voting (either in person or by proxy) at the EGM, or (ii) a “special resolution” (the Articles of Association Amendment Resolution), which requires the approval of at least seventy-five percent (75%) of the votes cast by the Mural Shareholders at the Voting Record Time present and voting (either in person or by proxy) at the EGM.

As the votes required to approve each of the resolutions are based on votes properly cast at the EGM, and because abstentions and broker non-votes are not considered votes properly cast, abstentions and broker non-votes, along with failures to vote, will have no effect on the resolutions.

As of the Voting Record Time, the Mural directors and executive officers had the right to vote approximately 0.42% of the Mural Shares then outstanding and entitled to vote at the Scheme Meeting and the EGM. The Mural Board and executive officers who are shareholders of Mural intend to vote “FOR” the Scheme Meeting Resolution and each of the proposals at the EGM. All of Mural’s directors have entered into Irrevocable Undertakings (the “Irrevocable Undertakings”) in favor of XOMA Royalty Corporation and XRA 5 Corp providing that, among other things, each director irrevocably agrees to vote (or procure the vote of) all shares held by such individual in favor of the Scheme and the Acquisition.

Q:	Why are there two special meetings?

A:	Irish law requires that two separate shareholder meetings be held, the Scheme Meeting and the EGM. Both special meetings are necessary to cause the Scheme of Arrangement to become effective.

At the Scheme Meeting, the Mural Shareholders (excluding XOMA Royalty Corporation and its affiliates, to the extent they hold Mural Shares) will be asked to approve the Scheme for the purposes of satisfying the requirements of the Irish legislation upon which the Scheme is based.

At the EGM, the Mural Shareholders (including XOMA Royalty Corporation and any of its affiliates, to the extent they hold Mural Shares) will also be asked to approve the Scheme, authorize Mural’s directors to take whatever actions they deem necessary or appropriate for carrying the Scheme into effect, amend Mural’s Articles of Association and approve the EGM Adjournment Resolution. For more detail on these matters, see the section of the proxy statement entitled “—The Special Meetings of Mural Shareholders.”

Q:	Is my vote important?

A:

Yes. It is important that as many votes as possible are cast at the Scheme Meeting and the EGM (whether in person or by proxy) so that the Irish High Court can be satisfied that there is a fair and reasonable representation of the opinions of the Mural Shareholders and to ensure that the views of the Mural Shareholders are heard, in each case with respect to the matters prepared to be voted on at the Scheme Meeting and the EGM. To ensure your representation at the Scheme Meeting and the EGM, you are requested to complete, sign and date the forms of proxy (or a form of proxy in such other form as may be permitted by Irish company law) as promptly as possible and return them in the postage prepaid envelope enclosed with the proxy materials for that purpose or vote by Internet or telephone in the manner provided below. If you attend the Scheme Meeting or the EGM in person, you may vote at such meeting even if you have previously returned a completed form of proxy, or voted by Internet or telephone.

Q:	What constitutes a quorum?

A:	A quorum is the minimum number of shares required to be represented, either by the appearance of the shareholder of record in person or through representation by proxy, to hold a valid meeting.

Two or more Mural Shareholders, present in person or by proxy, holding at least a majority of Mural’s ordinary shares issued and outstanding at the Voting Record Time and entitled to vote at such meeting will constitute a quorum for each of the special meetings. Mural’s inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed or transmitted proxies that are marked “abstain.” The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meetings.

Q:	What is the recommendation of the Mural Board regarding the proposals being put to a vote at each special meeting?

A:

The Mural Board, which has been so advised by Lucid Capital Markets LLC, as financial advisor and Rule 3 advisor to Mural, as to the financial terms of the Acquisition, has approved the Transaction Agreement and determined that the Transaction Agreement and the transactions contemplated by the Transaction Agreement, including the Scheme, are fair to and in the best interests of Mural and the Mural Shareholders and that the terms of the Scheme are fair and reasonable.

The Mural Board unanimously recommends that Mural Shareholders vote:

•	“FOR” the Scheme Meeting Resolution at the Scheme Meeting;

•	“FOR” any Scheme Meeting Adjournment Resolution at the Scheme Meeting;

•	“FOR” the Scheme Approval Resolution at the EGM;

•	“FOR” the Articles of Association Amendment Resolution at the EGM; and

•	“FOR” any EGM Adjournment Resolution at the EGM.

See the section of the proxy statement entitled “The Acquisition—Recommendation of the Mural Board and Mural’s Reasons for the Acquisition.”

In considering the recommendation of the Mural Board, you should be aware that certain directors and executive officers of Mural may have interests in the Acquisition that are in addition to, or different from, any interests they might have as shareholders. See the section of the proxy statement entitled “The Acquisition—Interests of Certain Persons in the Acquisition.”

Q:	How will the Mural Board and executive officers vote at the special meetings?

A:

As of the Voting Record Time, the full Mural Board and executive officers had the right to vote approximately 0.42% of the then-outstanding Mural Shares at the special meetings. The Mural Board and executive officers who are shareholders of Mural intend to vote “FOR” the Scheme Meeting Resolution at the Scheme Meeting, “FOR” any Scheme Meeting Adjournment Resolution at the Scheme Meeting, “FOR” the Scheme Approval Resolution at the EGM, “FOR” the Articles of Association Amendment Resolution at the EGM and “FOR” any EGM Adjournment Resolution at the EGM.

Q:	Do the Mural Board or Mural’s executive officers have interests in the Acquisition that are in addition to, or different from, any interests they might have as Mural Shareholders?

A:

In considering the recommendation of the Mural Board, you should be aware that certain directors and executive officers of Mural may have interests in the Acquisition that are in addition to, or different from, any interests they might have as Mural Shareholders. See the section of the proxy statement entitled “The Acquisition—Interests of Certain Persons in the Acquisition.”

Q:	When is the Acquisition expected to be completed?

A:

As of the date of the proxy statement, the Acquisition is expected to be completed by the end of 2025. However, no assurance can be provided as to when or if the Acquisition will be completed. The required vote of Mural Shareholders to adopt the required shareholder proposals at the special meetings, as well as the necessary regulatory consents and approvals, including the approval of the Irish High Court, must first be obtained and other conditions specified in the Conditions must be satisfied or, to the extent applicable, waived.

Q:	What happens if the Scheme is not completed?

A:

If the Scheme is not approved at the special meetings or the Acquisition is not completed for any other reason, Mural Shareholders will not be entitled to, nor will they receive, any Scheme Consideration. Instead, Mural will remain an independent public company, Mural Shares will continue to be listed and traded on the Nasdaq Global Market and registered under the Exchange Act, and Mural will continue to file periodic reports under the Exchange Act with the SEC. Under certain specified circumstances, Mural will be required to pay XOMA Royalty Corporation for certain expenses following the termination of the Transaction Agreement, as described in the section of the proxy statement entitled “The Transaction Agreement—Mural Reimbursement Payment.”

Q:	Do you expect the Scheme to be taxable to Mural Shareholders?

A:

For Irish tax purposes, Mural Shareholders that are neither resident nor ordinarily resident in Ireland for Irish tax purposes should not be liable for Irish capital gains tax, referred to as “Irish CGT,” on the disposal of their Mural Shares pursuant to the Scheme unless such shares were used in or for the purposes of a trade carried on by the shareholder in Ireland through a branch or agency, or were used or held or acquired for use by or for the purposes of the branch or agency. See the sections of the proxy statement entitled “Material Tax Consequences of the Proposed Acquisition—Irish Tax Considerations” and “Part 2—Explanatory Statement—Taxation.”

For U.S. federal income tax purposes, the receipt of cash for Mural Shares pursuant to the Scheme will be a taxable transaction, and a U.S. holder (as defined in the section of the proxy statement entitled “Material Tax Consequences of the Proposed Acquisition—Material U.S. Federal Income Tax Considerations”) will generally recognize gain or loss equal to the difference, if any, between (i) the amount of cash received in the Scheme and (ii) the U.S. holder’s adjusted tax basis in the Mural Shares surrendered in exchange therefor, subject to the discussion under “Material Tax Consequences of the Proposed Acquisition—Material U.S. Federal Income Tax Considerations—Passive Foreign Investment Company Considerations”.

Mural Shareholders should read the section of the proxy statement entitled “Material Tax Consequences of the Proposed Acquisition” for a more detailed discussion of certain Irish and U.S. federal income tax consequences of the Scheme. Tax matters can be complicated and the tax consequences to a particular holder will depend on such holder’s particular facts and circumstances. Mural Shareholders should consult their own tax advisors to determine the specific consequences to them of receiving cash pursuant to the Scheme.

Q:	Who can attend and vote at the special meetings?

A:

The Mural Board has fixed a record date as the Voting Record Time, which is 10:00 p.m. (Irish local time) on September 18, 2025. If you were a Mural Shareholder of record at the Voting Record Time, you are entitled to receive notice of, attend, speak, and vote at the special meetings and any adjournments thereof. Attending the Scheme Meeting and the EGM in person is a requirement to vote in person (as opposed to by proxy) at such meetings.

Q:	What if I sell my Mural Shares after the Voting Record Time?

A:

If you transfer your shares after the Voting Record Time but before either special meeting, you will retain your right to vote at both special meetings, but will have transferred the right to receive the Scheme Consideration. In order to receive the Scheme Consideration, you must hold your shares through the Completion.

Q:	What if I buy Mural Shares after the Voting Record Time?

A:

If you acquire additional Mural Shares after the Voting Record Time, you will not have the right to vote in respect of those additional Mural Shares at either special meeting. If the Acquisition is implemented, you will have the right to receive the Scheme Consideration in respect of those additional Mural Shares if you hold such shares through the Completion.

Q:	What is a proxy?

A:	A proxy is a legal authorization by a shareholder of record to vote shares he, she or it owns on his, her or its behalf.

Q:	How do I vote?

A:	If you are a Mural Shareholder of record, you will receive two proxy cards (one for the Scheme Meeting and one for the EGM). You may vote your Mural Shares in one of the following ways:

•	by mailing your applicable completed and signed proxy card in the return envelope on or before 11:59 p.m. Irish local time on October 23, 2025;

•	by voting by telephone or over the Internet as instructed on the applicable proxy card on or before 11:59 p.m. Irish local time on October 23, 2025;

•	by handing your applicable completed and signed proxy card to the Chair of the applicable special meeting before the start of the applicable special meeting; or

•	by attending the applicable special meeting and voting in person.

If you hold your shares through a bank, broker or other nominee (i.e., in “street name”), you should follow the instructions provided by your bank, broker or other nominee in order to instruct them how to vote such shares. The bank, broker or other nominee, as applicable may have an earlier deadline by which you must provide instructions to it as to how to vote such shares, so you should carefully read the materials provided to you by your bank, broker or other nominee.

In the case of joint holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders of record and, for this purpose, seniority will be determined by the order in which the names appear in Mural’s register of members in respect of the joint holding.

Q:	What is the difference between holding shares as a record owner and as a beneficial owner?

A:

If your Mural Shares are registered directly in your name on Mural’s register of members, you are considered the shareholder of record with respect to such shares, access to the proxy materials is being provided directly to you and you are entitled to attend the applicable special meetings and vote in person. If your Mural Shares are held by a bank, in a stock brokerage account or by another nominee, then you are considered the beneficial owner of such shares, which are considered to be held in “street name.” Access to proxy materials is being provided to you by your bank, broker or other nominee.

Q:	If my shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote my shares for me?

A:

No. Brokers do not have discretionary authority to vote on any of the proposals at either the Scheme Meeting or the EGM. As a result, if you hold Mural Shares in a stock brokerage account or if your shares are held by a bank, broker or other nominee, your bank, broker or other nominee will not vote your shares if you do not provide your bank, broker or other nominee with a signed voting instruction form with respect to your shares. Therefore, you should instruct your bank, broker or other nominee to vote your shares by following the directions your bank, broker or other nominee provides.

A “broker non-vote” occurs when a broker submits a proxy that states that the broker does not vote for one or more of the proposals because (i) the broker has not received instructions from the beneficial owner on how to vote the applicable shares with respect to those proposals and (ii) the broker does not have discretionary authority to vote the shares in the absence of instructions. Accordingly, if you fail to provide a signed voting instruction form to your bank, broker or other nominee, your shares held through such bank, broker or other nominee will not be voted at either special meeting.

Please see the section of the proxy statement entitled “Part 1—The Acquisition and The Special Meetings—The Special Meetings of Mural Shareholders—Voting Ordinary Shares Held in Street Name.”

Q:	How many votes do I have?

A:	At each special meeting, you are entitled to one vote for each Mural Share that you owned as of the Voting Record Time.

Q:	What do I need to do now?

A:

Shareholders entitled to vote at the Voting Record Time have been sent a form of proxy card for each of the special meetings. Shareholders are strongly urged to complete and return their proxy cards as soon as possible and, in any event, no later than 11:59 p.m. Irish local time on October 23, 2025. Even if you plan to attend either or both special meetings in person, you are encouraged to vote by proxy before the special meeting(s) that you plan to attend. After carefully reading and considering the information contained in the proxy statement, including the annexes to the proxy statement, please submit your proxy or proxies by telephone or over the Internet in accordance with the instructions set forth on the relevant proxy cards or mark, sign and date the applicable proxy card and return them in the prepaid envelope enclosed with the proxy materials as soon as possible so that your Mural Shares may be voted at the applicable special meeting. Your proxy card or your telephone or Internet directions will instruct the persons identified as your proxy to vote your Mural Shares at the applicable special meeting as directed by you. Each proxy card may also be handed to the Chair of the Scheme Meeting or the EGM, as applicable, before the start of the applicable special meeting and will still be valid.

If a shareholder of record signs and returns his, her or its proxy card appointing the proxies named in the proxy card as his, her or its proxy but does not mark the proxy card to tell the proxy how to vote on a voting item, such Mural Shares will be voted in respect of such voting item at the discretion of the Chair of the applicable special meeting.

If you hold your Mural Shares through a bank, broker or other nominee (i.e., in “street name”), you should follow the instructions provided by your bank, broker or other nominee in order to instruct them how to vote such Mural Shares.

If you are a shareholder of record, please sign the relevant proxy cards exactly as your name appears on the card. In the case of joint holders, the vote of the senior holder who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the vote(s) of the other joint holder(s) and, for this purpose, seniority will be determined by the order in which the names stand in Mural’s register of members in respect of the joint holding. If you are a Mural Shareholder that is a corporation, limited liability company or partnership, the form of proxy must either be under the common seal of such entity or under the hand of an officer or attorney, duly authorized. If the relevant proxy cards are signed pursuant to a power of attorney or other authority, such power or authority (or a duly certified copy of such power or authority) must be deposited with Mural together with the instrument of proxy.

Q:	May I change my vote after I have mailed my signed proxy cards or voted by telephone or over the Internet?

A:

Yes, you may change your vote at any time before your proxy is voted at the Scheme Meeting or at any time before your proxy is voted at the EGM. If you are a shareholder of record (i.e., a shareholder who holds shares directly on Mural’s register of members in your own name), you may revoke your proxy before the applicable special meeting by:

•	submitting a new proxy with a later date;

•

providing written notice that you have revoked your proxy to the Mural Company Secretary, as applicable, so that it is received anytime up to 11:59 p.m. Irish local time on October 23, 2025 at the following address:

Mural Oncology plc

Ten Earlfsort Terrace

Dublin 2

D02 T380

Ireland

Attention: Company Secretary

•	submitting a new vote by telephone or Internet up to 11:59 p.m. Irish local time on October 23, 2025; or

•	voting in person at the applicable special meeting.

If you are a beneficial shareholder (i.e., your shares are held in the name of a bank, broker or other nominee, sometimes referred to as holding shares in “street name”), follow the voting instructions provided to you by your bank, broker or other nominee to determine how you may change your vote or revoke your proxy.

Simply attending the applicable special meeting, however, will not revoke your proxy or change your voting instructions; you must vote by ballot at the applicable special meeting to change your vote.

Q:	Who can help answer my questions?

A:

If you have questions about the Acquisition, or if you need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the proxy cards, you should contact MacKenzie Partners, Inc., the proxy solicitation agent for Mural, by mail at 7 Penn Plaza, New York, New York 10001 or by telephone at 800-322-2885.

If your shares are held by a broker, bank or other nominee, you should contact your broker, bank or other nominee for additional information.

Q:	Where can I find more information about Mural?

A:	You can find more information about Mural from various sources described under the section of the proxy statement entitled “Where You Can Find More Information.”